Fifth Third Bancorp Reports Fourth Quarter 2024 Diluted Earnings Per Share of $0.85
Strong returns driven by growth in loans and fees and improvement in net interest margin
Reported results included a negative $0.05 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	4Q24	3Q24	4Q23
         Stability:
•Resilient balance sheet delivers continued positive momentum in net interest income, up 1% sequentially, attributable to loan growth, deposit rate management, and fixed rate asset re-pricing
•Net charge-off ratio decreased 2 bps sequentially
    Profitability:
•Disciplined expense management; efficiency ratio(a) of 56.4%; adjusted efficiency ratio(a) of 54.7% improved 60 bps compared to 4Q23
•Interest-bearing liabilities costs down 38 bps from 3Q24, contributing to the 7 bps improvement in NIM
    Growth:
•Strong fee performance driven by strategic investments. Compared to 4Q23(i):
•Capital markets fees up 16%
•Wealth and asset management revenue up 11%
•Commercial payments revenue up 7%
•Compared to 3Q24, period-end consumer and commercial loans increased 2% and 3%, respectively

Income Statement Data
Net income available to common shareholders	$582	$532	$492
Net interest income (U.S. GAAP)	1,437	1,421	1,416
Net interest income (FTE)(a)	1,443	1,427	1,423
Noninterest income	732	711	744
Noninterest expense	1,226	1,244	1,455

Per Share Data
Earnings per share, basic	$0.86	$0.78	$0.72
Earnings per share, diluted	0.85	0.78	0.72
Book value per share	26.17	27.60	25.04
Tangible book value per share(a)	18.69	20.20	17.64

Balance Sheet & Credit Quality
Average portfolio loans and leases	$117,860	$116,826	$118,858
Average deposits	167,237	167,196	169,447
Accumulated other comprehensive loss	(4,636)	(3,446)	(4,487)
Net charge-off ratio(b)	0.46%	0.48%	0.32%
Nonperforming asset ratio(c)	0.71	0.62	0.59

Financial Ratios
Return on average assets	1.17%	1.06%	0.98%
Return on average common equity	13.0	11.7	12.9
Return on average tangible common equity(a)	18.4	16.3	19.8
CET1 capital(d)(e)	10.51	10.75	10.29
Net interest margin(a)	2.97	2.90	2.85
Efficiency(a)	56.4	58.2	67.2

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, CEO and President:
Fifth Third delivered another year of strong and consistent performance in 2024. In the fourth quarter, we achieved growth in loans, deposits, and fees, while also expanding our net interest margin and maintaining expense discipline.

The consistent investment and execution of our strategic growth priorities continues to yield strong results. In the fourth quarter, our total consumer households surpassed 2.5 million, and we opened 21 new branches in high-growth markets. Both wealth and asset management and capital markets experienced double digit revenue growth compared to the year-ago quarter. Additionally, commercial payments revenue grew 7% and continues to add new payments-led relationships.

During 2024, our strong profitability allowed us to return $1.6 billion of capital to our shareholders while increasing our capital ratios.

The risks we face are well-understood and well-contained. Our balance sheet was resilient in 2024 and is positioned to continue this strong performance in 2025 through a range of interest rate outcomes. We remain proactive in managing our credit risk. As we navigate these risks, we are committed to generating long-term, sustainable value for our shareholders as we adhere to our guiding principles of stability, profitability, and growth - in that order.
Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 January 21, 2025

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,443	$1,427	$1,423	1%	1%
Provision for credit losses	179	160	55	12%	225%
Noninterest income	732	711	744	3%	(2)%
Noninterest expense	1,226	1,244	1,455	(1)%	(16)%
Income before income taxes(a)	$770	$734	$657	5%	17%

Taxable equivalent adjustment	$6	$6	$7	—	(14)%
Applicable income tax expense	144	155	120	(7)%	20%
Net income	$620	$573	$530	8%	17%
Dividends on preferred stock	38	41	38	(7)%	—
Net income available to common shareholders	$582	$532	$492	9%	18%
Earnings per share, diluted	$0.85	$0.78	$0.72	9%	18%

Fifth Third Bancorp (NASDAQ®: FITB) today reported fourth quarter 2024 net income available to common shareholders of $582 million, or $0.85 per diluted share, compared to $532 million, or $0.78 per diluted share, in the prior quarter and $492 million, or $0.72 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 4Q24

(after-tax impact; $ in millions, except per share data)

Interchange litigation matters(f)2	$(42)
Fifth Third Foundation contribution (noninterest expense)(f)	(12)
Update to the FDIC special assessment (noninterest expense)(f)	8
Benefit related to the resolution of certain state income tax matters	15

After-tax impact(f) of certain items	$(31)

Diluted earnings per share impact of certain item(s)[1]	$(0.05)

Totals may not foot due to rounding; [1]Diluted earnings per share impact reflects 681.456 million average diluted shares outstanding
[2]Interchange litigation matters decreased noninterest income by $51 million and increased noninterest expense by $4 million

Full year 2024 net income available to common shareholders was $2.2 billion, or $3.14 per diluted share, compared to 2023 full year net income available to common shareholders of $2.2 billion, or $3.22 per diluted share.

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Interest Income
Interest income	$2,534	$2,675	$2,655	(5)%	(5)%
Interest expense	1,091	1,248	1,232	(13)%	(11)%
Net interest income (NII)	$1,443	$1,427	$1,423	1%	1%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.21%	5.43%	5.31%	(22)	(10)
Rate paid on interest-bearing liabilities	3.00%	3.38%	3.34%	(38)	(34)

Ratios
Net interest rate spread	2.21%	2.05%	1.97%	16	24
Net interest margin (NIM)	2.97%	2.90%	2.85%	7	12

Compared to the prior quarter, NII increased $16 million, or 1%, primarily reflecting higher loan balances and decreased cost of interest bearing deposits, partially offset by lower loan yields due to the impact of market rates on floating rate loans. These same factors drove the 7 bps increase in NIM. NIM continues to be impacted by the decision to carry elevated liquidity given the environment, with average other short-term investments (including interest-bearing cash) of $18 billion in the current quarter.
Compared to the year-ago quarter, NII increased $20 million, or 1%, and NIM increased 12 bps. This year-over-year improvement was due to the benefits from proactive deposit and wholesale funding management decreasing interest-bearing liabilities costs by 34 bps, which more than offset the combined impact of the 10 bps decrease in interest-earning assets yield and the $4.7 billion reduction in interest-earning assets.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income
Wealth and asset management revenue	$163	$163	$147	—	11%
Commercial payments revenue	155	154	145	1%	7%
Consumer banking revenue	137	143	135	(4)%	1%
Capital markets fees	123	111	106	11%	16%
Commercial banking revenue	109	93	101	17%	8%
Mortgage banking net revenue	57	50	66	14%	(14)%
Other noninterest (loss) income	(4)	(13)	28	NM	NM
Securities (losses) gains, net	(8)	10	16	NM	NM
Total noninterest income	$732	$711	$744	3%	(2)%

During the fourth quarter of 2024, certain noninterest income line items were reclassified to better align disclosures to business activities. These reclassifications resulted in three new line items to describe noninterest income, including commercial payments revenue, consumer banking revenue and capital markets fees. Commercial banking revenue and other noninterest income were also affected by the reclassifications. These reclassifications did not affect total noninterest income and were retrospectively applied to all prior periods presented.

Reported noninterest income increased $21 million, or 3%, from the prior quarter, and decreased $12 million, or 2%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including the mark-to-market on the valuation of Visa total return swap and securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are more than offset in noninterest expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	December	September	December	% Change
	2024	2024	2023	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$732	$711	$744
Valuation of Visa total return swap	51	47	22
Securities (gains) losses, net	8	(10)	(16)
Noninterest income excluding certain items(a)	$791	$748	$750	6%	5%

Noninterest income excluding certain items increased $43 million, or 6%, compared to the prior quarter, and increased $41 million, or 5%, from the year-ago quarter.
Compared to the prior quarter, wealth and asset management revenue was flat, due to a decrease in brokerage fee revenue, offset by an increase in personal asset management revenue. Commercial payments revenue increased $1 million, or 1%, primarily driven by an increase in commercial deposit fees. Capital markets fees increased $12 million, or 11%, reflecting increases in syndication fees and M&A advisory fees. Commercial banking revenue increased $16 million, or 17%, primarily reflecting increases in lease syndication and remarketing. Mortgage banking net revenue increased $7 million, or 14%, primarily due to the negative MSR net valuation adjustments in the prior quarter not repeating in the fourth quarter. Other noninterest income results were driven by the recognition of tax receivable agreement revenue of $11 million in the current quarter.
Compared to the year-ago quarter, wealth and asset management revenue increased $16 million, or 11%, primarily reflecting an increase in personal asset management revenue. Commercial payments revenue increased $10 million, or 7%, primarily driven by new customer acquisition, partially offset by a decrease in commercial card revenue. Consumer banking revenue increased $2 million, or 1%, primarily driven by an increase in card and processing revenue. Capital markets fees increased $17 million, or 16%, reflecting an increase in syndication fees, partially offset by a decrease in institutional brokerage revenue. Commercial banking revenue increased $8 million, or 8%, primarily reflecting an increase in lease syndication and remarketing, partially offset by the continued decrease in operating lease revenue. Mortgage banking net revenue decreased $9 million, or 14%, primarily reflecting decreases in servicing fees and origination fees and gains on loan sales. The decrease in other noninterest income was primarily attributable to lower tax receivable agreement revenue.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$665	$690	$659	(4)%	1%
Technology and communications	123	121	117	2%	5%
Net occupancy expense	88	81	83	9%	6%
Equipment expense	39	38	37	3%	5%
Loan and lease expense	36	34	34	6%	6%
Marketing expense	23	26	30	(12)%	(23)
Card and processing expense	21	22	21	(5)%	—
Other noninterest expense	231	232	474	—	(51)%
Total noninterest expense	$1,226	$1,244	$1,455	(1)%	(16)%
During the fourth quarter of 2024, certain noninterest expense line items were reclassified to better align disclosures to business activities. These reclassifications resulted in the separate disclosure of loan and lease expense, which was previously a component of other noninterest expense. These reclassifications did not affect total noninterest expense and were retrospectively applied to all prior periods presented.

Reported noninterest expense decreased $18 million, or 1%, from the prior quarter, and decreased $229 million, or 16%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,226	$1,244	$1,455
Fifth Third Foundation contribution	(15)	—	(15)
Interchange litigation matters	(4)	(10)	—
FDIC special assessment	11	—	(224)
Restructuring severance expense	—	(9)	(5)
Noninterest expense excluding certain item(s)(a)	$1,218	$1,225	$1,211	(1)%	1%

Compared to the prior quarter, noninterest expense excluding certain items decreased $7 million, or 1%, primarily reflecting a decrease in compensation and benefits expense, offset by an increase in net occupancy expense. Noninterest expense in the current quarter included a $7 million benefit related to the mark-to-market impact of non-qualified deferred compensation compared to a $10 million expense in the prior quarter, both of which were largely offset in net securities gains/losses through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items increased $7 million, or 1%, primarily reflecting increases in compensation and benefits expense as well as technology and communications expense, partially offset by a decrease in marketing expense. The year-ago quarter included a $13 million expense related to the mark-to-market impact of non-qualified deferred compensation, which was largely offset in net securities gains through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,567	$51,615	$54,633	—	(6)%
Commercial mortgage loans	11,792	11,488	11,338	3%	4%
Commercial construction loans	5,702	5,981	5,727	(5)%	—
Commercial leases	2,902	2,685	2,535	8%	14%
Total commercial loans and leases	$71,963	$71,769	$74,233	—	(3)%
Consumer loans:
Residential mortgage loans	$17,322	$17,031	$17,129	2%	1%
Home equity	4,125	4,018	3,905	3%	6%
Indirect secured consumer loans	16,100	15,680	15,129	3%	6%
Credit card	1,668	1,708	1,829	(2)%	(9)%
Solar energy installation loans	4,137	3,990	3,630	4%	14%
Other consumer loans	2,545	2,630	3,003	(3)%	(15)%
Total consumer loans	$45,897	$45,057	$44,625	2%	3%
Total average portfolio loans and leases	$117,860	$116,826	$118,858	1%	(1)%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$48	$16	$72	200%	(33)%
Consumer loans held for sale	584	573	379	2%	54%
Total average loans and leases held for sale	$632	$589	$451	7%	40%

Total average loans and leases	$118,492	$117,415	$119,309	1%	(1)%

Securities (taxable and tax-exempt)	$56,702	$56,707	$57,351	—	(1)%
Other short-term investments	18,319	21,714	21,506	(16)%	(15)%
Total average interest-earning assets	$193,513	$195,836	$198,166	(1)%	(2)%

Compared to the prior quarter, total average portfolio loans and leases increased 1%. Average commercial portfolio loans and leases were stable, primarily reflecting increases in commercial mortgage loans and commercial leases, offset by a decrease in commercial construction loans. Average consumer portfolio loans increased 2%, primarily reflecting increases in indirect secured consumer loans, residential mortgage loans, and solar energy installation loans, partially offset by a decrease in other consumer loans.
Compared to the year-ago quarter, total average portfolio loans and leases decreased 1%. Average commercial portfolio loans and leases decreased 3%, primarily reflecting a decrease in C&I loans. Average consumer portfolio loans increased 3%, primarily reflecting increases in indirect secured consumer loans, solar energy installation loans, and home equity balances, partially offset by decreases in other consumer loans and credit card balances.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased 1% compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $18 billion in the current quarter decreased 16% compared to the prior quarter and decreased 15% compared to the year-ago quarter.
Period-end commercial portfolio loans and leases of $73 billion increased 3% compared to the prior quarter, primarily reflecting increases in C&I loans and commercial mortgage loans, partially offset by a decrease in commercial construction loans. Compared to the year-ago quarter, period-end commercial portfolio loans and leases increased 1%, primarily due to increases in commercial mortgage loans and commercial leases, partially offset by a decrease in C&I loans.

Period-end consumer portfolio loans of $46 billion increased 2% compared to the prior quarter, primarily reflecting increases in residential mortgage loans and indirect secured consumer loans. Compared to the year-ago quarter, period-end consumer portfolio loans increased 5%, primarily driven by increases in indirect secured consumer loans, residential mortgage loans, and solar energy installation loans, partially offset by a decrease in other consumer loans.
Total period-end securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased 1% compared to the year-ago quarter. Period-end other short-term investments of approximately $17 billion decreased 21% compared to the prior quarter, and decreased 22% compared to the year-ago quarter.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Average Deposits
Demand	$40,137	$40,020	$43,396	—	(8)%
Interest checking	59,277	58,441	57,114	1%	4%
Savings	17,257	17,272	18,252	—	(5)%
Money market	37,279	37,257	34,292	—	9%
Foreign office(g)	164	164	178	—	(8)%
Total transaction deposits	$154,114	$153,154	$153,232	1%	1%
CDs $250,000 or less	10,592	10,543	10,556	—	—
Total core deposits	$164,706	$163,697	$163,788	1%	1%
CDs over $250,000	2,531	3,499	5,659	(28)%	(55)%
Total average deposits	$167,237	$167,196	$169,447	—	(1)%

CDs over $250,000 includes $1.5BN, $2.6BN, and $4.8BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/24, 9/30/24, and 12/31/23, respectively.

Compared to the prior quarter, total average deposits were stable, primarily reflecting increases in interest checking balances and demand deposits, offset by a decline in CDs over $250,000 which consists primarily of retail brokered deposits. Average demand deposits represented 24% of total core deposits in the current quarter. Period-end total deposits decreased 1%.
Compared to the year-ago quarter, total average deposits decreased 1%, primarily due to decreases in demand deposits, the aforementioned decrease in retail brokered deposits, and savings balances, partially offset by increases in money market deposits and interest checking balances. Period-end total deposits decreased 1%.
The period-end portfolio loan-to-core deposit ratio was 73% in the current quarter, compared to 71% in the prior quarter and 72% in the year-ago quarter.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$2,531	$3,499	$5,659	(28)%	(55)%
Federal funds purchased	223	176	191	27%	17%
Securities sold under repurchase agreements	313	396	350	(21)%	(11)%
FHLB advances	1,567	2,576	3,293	(39)%	(52)%
Derivative collateral and other secured borrowings	76	52	34	46%	124%
Long-term debt	15,492	16,716	16,588	(7)%	(7)%
Total average wholesale funding	$20,202	$23,415	$26,115	(14)%	(23)%

CDs over $250,000 includes $1.5BN, $2.6BN, and $4.8BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/24, 9/30/24, and 12/31/23, respectively.

Compared to the prior quarter, average wholesale funding decreased 14%, primarily driven by decreases in long-term debt, FHLB advances, and CDs over $250,000. The decrease in CDs over $250,000 was primarily driven by a decrease in retail brokered deposits. The same items drove the 23% decrease from the year-ago quarter.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	December	September	June	March	December
	2024	2024	2024	2024	2023

Total nonaccrual portfolio loans and leases (NPLs)	$823	$686	$606	$708	$649
Repossessed property	9	11	9	8	10
OREO	21	28	28	27	29
Total nonperforming portfolio loans and leases and OREO (NPAs)	$853	$725	$643	$743	$688

NPL ratio(h)	0.69%	0.59%	0.52%	0.61%	0.55%
NPA ratio(c)	0.71%	0.62%	0.55%	0.64%	0.59%

Portfolio loans and leases 30-89 days past due (accrual)	$303	$283	$302	$342	$359
Portfolio loans and leases 90 days past due (accrual)	32	40	33	35	36

30-89 days past due as a % of portfolio loans and leases	0.25%	0.24%	0.26%	0.29%	0.31%
90 days past due as a % of portfolio loans and leases	0.03%	0.03%	0.03%	0.03%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,305	$2,288	$2,318	$2,322	$2,340
Total net losses charged-off	(136)	(142)	(144)	(110)	(96)
Provision for loan and lease losses	183	159	114	106	78
ALLL, ending	$2,352	$2,305	$2,288	$2,318	$2,322

Reserve for unfunded commitments, beginning	$138	$137	$154	$166	$189
(Benefit from) provision for the reserve for unfunded commitments	(4)	1	(17)	(12)	(23)
Reserve for unfunded commitments, ending	$134	$138	$137	$154	$166

Total allowance for credit losses (ACL)	$2,486	$2,443	$2,425	$2,472	$2,488

ACL ratios:
As a % of portfolio loans and leases	2.08%	2.09%	2.08%	2.12%	2.12%
As a % of nonperforming portfolio loans and leases	302%	356%	400%	349%	383%
As a % of nonperforming portfolio assets	291%	337%	377%	333%	362%

ALLL as a % of portfolio loans and leases	1.96%	1.98%	1.96%	1.99%	1.98%

Total losses charged-off	$(175)	$(183)	$(182)	$(146)	$(133)
Total recoveries of losses previously charged-off	39	41	38	36	37
Total net losses charged-off	$(136)	$(142)	$(144)	$(110)	$(96)

Net charge-off ratio (NCO ratio)(b)	0.46%	0.48%	0.49%	0.38%	0.32%
Commercial NCO ratio	0.32%	0.40%	0.45%	0.19%	0.13%
Consumer NCO ratio	0.68%	0.62%	0.57%	0.67%	0.64%

The provision for credit losses totaled $179 million in the current quarter. The ACL ratio was 2.08% of total portfolio loans and leases at quarter end, compared with 2.09% for the prior quarter end and 2.12% for the year-ago quarter end. In the current quarter, the ACL was 302% of nonperforming portfolio loans and leases and 291% of nonperforming portfolio assets.
Net charge-offs were $136 million in the current quarter, resulting in an NCO ratio of 0.46%. Compared to the prior quarter, net charge-offs decreased $6 million and the NCO ratio decreased 2 bps. Commercial net charge-offs were $57 million, resulting in a commercial NCO ratio of 0.32%, which decreased 8 bps compared to the prior quarter. Consumer net charge-offs were $79 million, resulting in a consumer NCO ratio of 0.68%, which increased 6 bps compared to the prior quarter.

Compared to the year-ago quarter, net charge-offs increased $40 million and the NCO ratio increased 14 bps. The commercial NCO ratio increased 19 bps compared to the prior year, and the consumer NCO ratio increased 4 bps compared to the prior year.
Nonperforming portfolio loans and leases were $823 million in the current quarter, with the resulting NPL ratio of 0.69%. Compared to the prior quarter, NPLs increased $137 million with the NPL ratio increasing 10 bps. Compared to the year-ago quarter, NPLs increased $174 million with the NPL ratio increasing 14 bps.
Nonperforming portfolio assets were $853 million in the current quarter, with the resulting NPA ratio of 0.71%. Compared to the prior quarter, NPAs increased $128 million with the NPA ratio increasing 9 bps. Compared to the year-ago quarter, NPAs increased $165 million with the NPA ratio increasing 12 bps.

Capital Position
	As of and For the Three Months Ended
	December	September	June	March	December
	2024	2024	2024	2024	2023
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	9.40%	9.47%	8.80%	8.78%	8.04%
Tangible equity(a)	9.02%	8.99%	8.91%	8.75%	8.65%
Tangible common equity (excluding AOCI)(a)	8.03%	8.00%	7.92%	7.77%	7.67%
Tangible common equity (including AOCI)(a)	6.02%	6.52%	5.80%	5.67%	5.73%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.51%	10.75%	10.62%	10.47%	10.29%
Tier 1 risk-based capital	11.80%	12.07%	11.93%	11.77%	11.59%
Total risk-based capital	13.80%	14.13%	13.95%	13.81%	13.72%
Leverage	9.22%	9.11%	9.07%	8.94%	8.73%

CET1 capital ratio of 10.51% decreased 24 bps sequentially due to loan growth during the quarter driving an increase in risk-weighted assets. During the fourth quarter of 2024, Fifth Third repurchased $300 million of its common stock, which reduced shares outstanding by approximately 6.7 million at quarter end.

Tax Rate
The effective tax rate for the quarter was 18.8% compared with 21.3% in the prior quarter and 18.4% in the year-ago quarter. The tax rate in the fourth quarter reflects a favorable adjustment of $15 million associated with statutes of limitations expiration.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.
(i)During the fourth quarter of 2024, certain noninterest income line items were reclassified to better align disclosures to business activities. These reclassifications resulted in three new line items to describe noninterest income, including commercial payments revenue, consumer banking revenue and capital markets fees. Commercial banking revenue and other noninterest income were also affected by the reclassifications. These reclassifications did not affect total noninterest income and were retrospectively applied to all prior periods presented.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management programs; (14) losses related to fraud, theft, misappropriation or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) weakness in the national or local economies; (24) global political and economic uncertainty or negative actions; (25) changes in interest rates and the effects of inflation; (26) changes and trends in capital markets; (27) fluctuation of Fifth Third’s stock price; (28) volatility in mortgage banking revenue; (29) litigation, investigations, and enforcement proceedings by governmental authorities; (30) breaches of contractual covenants, representations and warranties; (31) competition and changes in the financial services industry; (32) potential impacts of the adoption of real-time payment networks; (33) changing retail distribution strategies, customer preferences and behavior; (34) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (35) potential dilution from future acquisitions; (36) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (37) results of investments or acquired entities; (38) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (39) inaccuracies or other failures from the use of models; (40) effects of critical accounting policies and judgments or the use of inaccurate estimates; (41) weather-related events, other natural disasters, or health emergencies (including pandemics); (42) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (43) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (44) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for December 31, 2024

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	December	September	December			December	December
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Income Statement Data
Net interest income	$1,437	$1,421	$1,416	1%	1%	$5,630	$5,827	(3%)
Net interest income (FTE)(a)	1,443	1,427	1,423	1%	1%	5,654	5,852	(3%)
Noninterest income	732	711	744	3%	(2%)	2,849	2,881	(1%)
Total revenue (FTE)(a)	2,175	2,138	2,167	2%	—	8,503	8,733	(3%)
Provision for credit losses	179	160	55	12%	225%	530	515	3%
Noninterest expense	1,226	1,244	1,455	(1%)	(16%)	5,033	5,205	(3%)
Net income	620	573	530	8%	17%	2,314	2,349	(1%)
Net income available to common shareholders	582	532	492	9%	18%	2,155	2,212	(3%)

Earnings Per Share Data
Net income allocated to common shareholders	$582	$532	$492	9%	18%	$2,155	$2,212	(3%)
Average common shares outstanding (in thousands):
Basic	675,307	680,895	684,413	(1%)	(1%)	682,161	684,172	—
Diluted	681,456	686,109	687,729	(1%)	(1%)	687,301	687,678	—
Earnings per share, basic	$0.86	$0.78	$0.72	10%	19%	$3.16	$3.23	(2%)
Earnings per share, diluted	0.85	0.78	0.72	9%	18%	3.14	3.22	(2%)

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.35	—	6%	$1.44	$1.36	6%
Book value per share	26.17	27.60	25.04	(5%)	5%	26.17	25.04	5%
Market value per share	42.28	42.84	34.49	(1%)	23%	42.28	34.49	23%
Common shares outstanding (in thousands)	669,854	676,269	681,125	(1%)	(2%)	669,854	681,125	(2%)
Market capitalization	$28,321	$28,971	$23,492	(2%)	21%	$28,321	$23,492	21%

Financial Ratios
Return on average assets	1.17%	1.06%	0.98%	11	19	1.09%	1.13%	(4)
Return on average common equity	13.0%	11.7%	12.9%	130	10	12.5%	14.2%	(170)
Return on average tangible common equity(a)	18.4%	16.3%	19.8%	210	(140)	17.8%	21.3%	(350)
Noninterest income as a percent of total revenue(a)	34%	33%	34%	100	—	34%	33%	100
Dividend payout	43.0%	47.4%	48.6%	(440)	(560)	45.6%	42.1%	350
Average total Bancorp shareholders’ equity as a percent of average assets	9.40%	9.47%	8.04%	(7)	136	9.12%	8.49%	63
Tangible common equity(a)	8.03%	8.00%	7.67%	3	36	8.03%	7.67%	36
Net interest margin (FTE)(a)	2.97%	2.90%	2.85%	7	12	2.90%	3.05%	(15)
Efficiency (FTE)(a)	56.4%	58.2%	67.2%	(180)	NM	59.2%	59.6%	(40)
Effective tax rate	18.8%	21.3%	18.4%	(250)	40	20.6%	21.4%	(80)

Credit Quality
Net losses charged-off	$136	$142	$96	(4%)	42%	$532	$388	37%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.48%	0.32%	(2)	14	0.45%	0.32%	13
ALLL as a percent of portfolio loans and leases	1.96%	1.98%	1.98%	(2)	(2)	1.96%	1.98%	(2)
ACL as a percent of portfolio loans and leases(g)	2.08%	2.09%	2.12%	(1)	(4)	2.08%	2.12%	(4)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.71%	0.62%	0.59%	9	12	0.71%	0.59%	12

Average Balances
Loans and leases, including held for sale	$118,492	$117,415	$119,309	1%	(1%)	$117,724	$122,282	(4%)
Securities and other short-term investments	75,021	78,421	78,857	(4%)	(5%)	77,076	69,461	11%
Assets	211,709	213,838	214,057	(1%)	(1%)	212,806	208,426	2%
Transaction deposits(b)	154,114	153,154	153,232	1%	1%	152,830	150,546	2%
Core deposits(c)	164,706	163,697	163,788	1%	1%	163,367	158,844	3%
Wholesale funding(d)	20,202	23,415	26,115	(14%)	(23%)	23,135	24,943	(7%)
Bancorp shareholders' equity	19,893	20,251	17,201	(2%)	16%	19,398	17,704	10%

Regulatory Capital Ratios(e)(f)
CET1 capital	10.51%	10.75%	10.29%	(24)	22	10.51%	10.29%	22
Tier 1 risk-based capital	11.80%	12.07%	11.59%	(27)	21	11.80%	11.59%	21
Total risk-based capital	13.80%	14.13%	13.72%	(33)	8	13.80%	13.72%	8
Leverage	9.22%	9.11%	8.73%	11	49	9.22%	8.73%	49

Additional Metrics
Banking centers	1,089	1,072	1,088	2%	—	1,089	1,088	—
ATMs	2,080	2,060	2,104	1%	(1%)	2,080	2,104	(1%)
Full-time equivalent employees	18,616	18,579	18,724	—	(1%)	18,616	18,724	(1%)
Assets under care ($ in billions)(h)	$634	$635	$574	—	10%	$634	$574	10%
Assets under management ($ in billions)(h)	69	69	59	—	17%	69	59	17%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Income Statement Data
Net interest income	$1,437	$1,421	$1,387	$1,384	$1,416
Net interest income (FTE)(a)	1,443	1,427	1,393	1,390	1,423
Noninterest income	732	711	695	710	744
Total revenue (FTE)(a)	2,175	2,138	2,088	2,100	2,167
Provision for credit losses	179	160	97	94	55
Noninterest expense	1,226	1,244	1,221	1,342	1,455
Net income	620	573	601	520	530
Net income available to common shareholders	582	532	561	480	492

Earnings Per Share Data
Net income allocated to common shareholders	$582	$532	$561	$480	$492
Average common shares outstanding (in thousands):
Basic	675,307	680,895	686,781	685,750	684,413
Diluted	681,456	686,109	691,083	690,634	687,729
Earnings per share, basic	$0.86	$0.78	$0.82	$0.70	$0.72
Earnings per share, diluted	0.85	0.78	0.81	0.70	0.72

Common Share Data
Cash dividends per common share	$0.37	$0.37	$0.35	$0.35	$0.35
Book value per share	26.17	27.60	25.13	24.72	25.04
Market value per share	42.28	42.84	36.49	37.21	34.49
Common shares outstanding (in thousands)	669,854	676,269	680,789	683,812	681,125
Market capitalization	$28,321	$28,971	$24,842	$25,445	$23,492

Financial Ratios
Return on average assets	1.17%	1.06%	1.14%	0.98%	0.98%
Return on average common equity	13.0%	11.7%	13.6%	11.6%	12.9%
Return on average tangible common equity(a)	18.4%	16.3%	19.8%	17.0%	19.8%
Noninterest income as a percent of total revenue(a)	34%	33%	33%	34%	34%
Dividend payout	43.0%	47.4%	42.7%	50.0%	48.6%
Average total Bancorp shareholders’ equity as a percent of average assets	9.40%	9.47%	8.80%	8.78%	8.04%
Tangible common equity(a)	8.03%	8.00%	7.92%	7.77%	7.67%
Net interest margin (FTE)(a)	2.97%	2.90%	2.88%	2.86%	2.85%
Efficiency (FTE)(a)	56.4%	58.2%	58.5%	63.9%	67.2%
Effective tax rate	18.8%	21.3%	21.3%	21.1%	18.4%

Credit Quality
Net losses charged-off	$136	$142	$144	$110	$96
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.48%	0.49%	0.38%	0.32%
ALLL as a percent of portfolio loans and leases	1.96%	1.98%	1.96%	1.99%	1.98%
ACL as a percent of portfolio loans and leases(g)	2.08%	2.09%	2.08%	2.12%	2.12%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.71%	0.62%	0.55%	0.64%	0.59%

Average Balances
Loans and leases, including held for sale	$118,492	$117,415	$117,283	$117,699	$119,309
Securities and other short-term investments	75,021	78,421	77,216	77,650	78,857
Assets	211,709	213,838	212,475	213,203	214,057
Transaction deposits(b)	154,114	153,154	151,680	152,357	153,232
Core deposits(c)	164,706	163,697	162,447	162,601	163,788
Wholesale funding(d)	20,202	23,415	24,180	24,771	26,115
Bancorp shareholders’ equity	19,893	20,251	18,707	18,727	17,201

Regulatory Capital Ratios(e)(f)
CET1 capital	10.51%	10.75%	10.62%	10.47%	10.29%
Tier 1 risk-based capital	11.80%	12.07%	11.93%	11.77%	11.59%
Total risk-based capital	13.80%	14.13%	13.95%	13.81%	13.72%
Leverage	9.22%	9.11%	9.07%	8.94%	8.73%

Additional Metrics
Banking centers	1,089	1,072	1,070	1,070	1,088
ATMs	2,080	2,060	2,067	2,082	2,104
Full-time equivalent employees	18,616	18,579	18,607	18,657	18,724
Assets under care ($ in billions)(h)	$634	$635	$631	$634	$574
Assets under management ($ in billions)(h)	69	69	65	62	59
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2024	2024	2023	Seq	Yr/Yr	2024	2023	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,836	$1,910	$1,889	(4%)	(3%)	$7,477	$7,334	2%
Interest on securities	464	461	451	1%	3%	1,839	1,770	4%
Interest on other short-term investments	228	298	308	(23%)	(26%)	1,110	656	69%
Total interest income	2,528	2,669	2,648	(5%)	(5%)	10,426	9,760	7%

Interest Expense
Interest on deposits	856	968	952	(12%)	(10%)	3,736	2,929	28%
Interest on federal funds purchased	3	2	3	50%	—	11	15	(27%)
Interest on other short-term borrowings	22	40	49	(45%)	(55%)	157	247	(36%)
Interest on long-term debt	210	238	228	(12%)	(8%)	892	742	20%
Total interest expense	1,091	1,248	1,232	(13%)	(11%)	4,796	3,933	22%

Net Interest Income	1,437	1,421	1,416	1%	1%	5,630	5,827	(3%)

Provision for credit losses	179	160	55	12%	225%	530	515	3%
Net Interest Income After Provision for Credit Losses	1,258	1,261	1,361	—	(8%)	5,100	5,312	(4%)

Noninterest Income(a)
Wealth and asset management revenue	163	163	147	—	11%	647	581	11%
Commercial payments revenue	155	154	145	1%	7%	608	564	8%
Consumer banking revenue	137	143	135	(4%)	1%	555	546	2%
Capital markets fees	123	111	106	11%	16%	424	422	—
Commercial banking revenue	109	93	101	17%	8%	377	409	(8%)
Mortgage banking net revenue	57	50	66	14%	(14%)	211	250	(16%)
Other noninterest income (loss)	(4)	(13)	28	NM	NM	12	91	(87%)
Securities gains (losses), net	(8)	10	16	NM	NM	15	18	(17%)
Total noninterest income	732	711	744	3%	(2%)	2,849	2,881	(1%)

Noninterest Expense(b)
Compensation and benefits	665	690	659	(4%)	1%	2,763	2,694	3%
Technology and communications	123	121	117	2%	5%	474	464	2%
Net occupancy expense	88	81	83	9%	6%	339	331	2%
Equipment expense	39	38	37	3%	5%	153	148	3%
Loan and lease expense	36	34	34	6%	6%	132	133	(1%)
Marketing expense	23	26	30	(12%)	(23%)	115	126	(9%)
Card and processing expense	21	22	21	(5%)	—	84	84	—
Other noninterest expense	231	232	474	—	(51%)	973	1,225	(21%)
Total noninterest expense	1,226	1,244	1,455	(1%)	(16%)	5,033	5,205	(3%)
Income Before Income Taxes	764	728	650	5%	18%	2,916	2,988	(2%)
Applicable income tax expense	144	155	120	(7%)	20%	602	639	(6%)
Net Income	620	573	530	8%	17%	2,314	2,349	(1%)
Dividends on preferred stock	38	41	38	(7%)	—	159	137	16%
Net Income Available to Common Shareholders	$582	$532	$492	9%	18%	$2,155	$2,212	(3%)
(a)During the fourth quarter of 2024, certain noninterest income line items were reclassified to better align disclosures to business activities. These reclassifications resulted in three new line items to describe noninterest income, including commercial payments revenue, consumer banking revenue and capital markets fees. Commercial banking revenue and other noninterest income were also affected by the reclassifications. These reclassifications did not affect total noninterest income and were retrospectively applied to all prior periods presented.
(b)During the fourth quarter of 2024, certain noninterest expense line items were reclassified to better align disclosures to business activities. These reclassifications resulted in the separate disclosure of loan and lease expense, which was previously a component of other noninterest expense. These reclassifications did not affect total noninterest expense and were retrospectively applied to all prior periods presented.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Interest Income
Interest and fees on loans and leases	$1,836	$1,910	$1,871	$1,859	$1,889
Interest on securities	464	461	458	455	451
Interest on other short-term investments	228	298	291	294	308
Total interest income	2,528	2,669	2,620	2,608	2,648

Interest Expense
Interest on deposits	856	968	958	954	952
Interest on federal funds purchased	3	2	3	3	3
Interest on other short-term borrowings	22	40	48	47	49
Interest on long-term debt	210	238	224	220	228
Total interest expense	1,091	1,248	1,233	1,224	1,232

Net Interest Income	1,437	1,421	1,387	1,384	1,416

Provision for credit losses	179	160	97	94	55
Net Interest Income After Provision for Credit Losses	1,258	1,261	1,290	1,290	1,361

Noninterest Income(a)
Wealth and asset management revenue	163	163	159	161	147
Commercial payments revenue	155	154	154	145	145
Consumer banking revenue	137	143	139	135	135
Capital markets fees	123	111	93	97	106
Commercial banking revenue	109	93	90	85	101
Mortgage banking net revenue	57	50	50	54	66
Other noninterest (loss) income	(4)	(13)	7	23	28
Securities (losses) gains, net	(8)	10	3	10	16
Total noninterest income	732	711	695	710	744

Noninterest Expense(b)
Compensation and benefits	665	690	656	753	659
Technology and communications	123	121	114	117	117
Net occupancy expense	88	81	83	87	83
Equipment expense	39	38	38	37	37
Loan and lease expense	36	34	33	29	34
Marketing expense	23	26	34	32	30
Card and processing expense	21	22	21	20	21
Other noninterest expense	231	232	242	267	474
Total noninterest expense	1,226	1,244	1,221	1,342	1,455
Income Before Income Taxes	764	728	764	658	650
Applicable income tax expense	144	155	163	138	120
Net Income	620	573	601	520	530
Dividends on preferred stock	38	41	40	40	38
Net Income Available to Common Shareholders	$582	$532	$561	$480	$492
(a)During the fourth quarter of 2024, certain noninterest income line items were reclassified to better align disclosures to business activities. These reclassifications resulted in three new line items to describe noninterest income, including commercial payments revenue, consumer banking revenue and capital markets fees. Commercial banking revenue and other noninterest income were also affected by the reclassifications. These reclassifications did not affect total noninterest income and were retrospectively applied to all prior periods presented.
(b)During the fourth quarter of 2024, certain noninterest expense line items were reclassified to better align disclosures to business activities. These reclassifications resulted in the separate disclosure of loan and lease expense, which was previously a component of other noninterest expense. These reclassifications did not affect total noninterest expense and were retrospectively applied to all prior periods presented.

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	December	September	December
	2024	2024	2023	Seq	Yr/Yr
Assets
Cash and due from banks	$3,014	$3,215	$3,142	(6%)	(4%)
Other short-term investments	17,120	21,729	22,082	(21%)	(22%)
Available-for-sale debt and other securities(a)	39,547	40,396	50,419	(2%)	(22%)
Held-to-maturity securities(b)	11,278	11,358	2	(1%)	NM
Trading debt securities	1,185	1,176	899	1%	32%
Equity securities	341	428	613	(20%)	(44%)
Loans and leases held for sale	640	612	378	5%	69%
Portfolio loans and leases:
Commercial and industrial loans	52,271	50,916	53,270	3%	(2%)
Commercial mortgage loans	12,246	11,394	11,276	7%	9%
Commercial construction loans	5,588	5,947	5,621	(6%)	(1%)
Commercial leases	3,188	2,873	2,579	11%	24%
Total commercial loans and leases	73,293	71,130	72,746	3%	1%
Residential mortgage loans	17,543	17,166	17,026	2%	3%
Home equity	4,188	4,074	3,916	3%	7%
Indirect secured consumer loans	16,313	15,942	14,965	2%	9%
Credit card	1,734	1,703	1,865	2%	(7%)
Solar energy installation loans	4,202	4,078	3,728	3%	13%
Other consumer loans	2,518	2,575	2,988	(2%)	(16%)
Total consumer loans	46,498	45,538	44,488	2%	5%
Portfolio loans and leases	119,791	116,668	117,234	3%	2%
Allowance for loan and lease losses	(2,352)	(2,305)	(2,322)	2%	1%
Portfolio loans and leases, net	117,439	114,363	114,912	3%	2%
Bank premises and equipment	2,475	2,425	2,349	2%	5%
Operating lease equipment	319	357	459	(11%)	(31%)
Goodwill	4,918	4,918	4,919	—	—
Intangible assets	90	98	125	(8%)	(28%)
Servicing rights	1,704	1,656	1,737	3%	(2%)
Other assets	12,857	11,587	12,538	11%	3%
Total Assets	$212,927	$214,318	$214,574	(1%)	(1%)

Liabilities
Deposits:
Demand	$41,038	$41,393	$43,146	(1%)	(5%)
Interest checking	59,159	58,572	57,257	1%	3%
Savings	17,147	16,990	18,215	1%	(6%)
Money market	36,605	37,482	34,374	(2%)	6%
Foreign office	147	155	162	(5%)	(9%)
CDs $250,000 or less	10,798	10,480	10,552	3%	2%
CDs over $250,000	2,358	3,268	5,206	(28%)	(55%)
Total deposits	167,252	168,340	168,912	(1%)	(1%)
Federal funds purchased	204	169	193	21%	6%
Other short-term borrowings	4,450	1,424	2,861	213%	56%
Accrued taxes, interest and expenses	2,137	2,034	2,195	5%	(3%)
Other liabilities	4,902	4,471	4,861	10%	1%
Long-term debt	14,337	17,096	16,380	(16%)	(12%)
Total Liabilities	193,282	193,534	195,402	—	(1%)
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,804	3,784	3,757	1%	1%
Retained earnings	24,150	23,820	22,997	1%	5%
Accumulated other comprehensive loss	(4,636)	(3,446)	(4,487)	35%	3%
Treasury stock	(7,840)	(7,541)	(7,262)	4%	8%
Total Equity	19,645	20,784	19,172	(5%)	2%
Total Liabilities and Equity	$212,927	$214,318	$214,574	(1%)	(1%)
(a) Amortized cost	$43,878	$43,754	$55,789	—	(21%)
(b) Market values	10,965	11,554	2	(5%)	NM
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	669,854	676,269	681,125	—	—
Treasury	254,039	247,624	242,768	3%	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Assets
Cash and due from banks	$3,014	$3,215	$2,837	$2,796	$3,142
Other short-term investments	17,120	21,729	21,085	22,840	22,082
Available-for-sale debt and other securities(a)	39,547	40,396	38,986	38,791	50,419
Held-to-maturity securities(b)	11,278	11,358	11,443	11,520	2
Trading debt securities	1,185	1,176	1,132	1,151	899
Equity securities	341	428	476	380	613
Loans and leases held for sale	640	612	537	339	378
Portfolio loans and leases:
Commercial and industrial loans	52,271	50,916	51,840	52,209	53,270
Commercial mortgage loans	12,246	11,394	11,429	11,346	11,276
Commercial construction loans	5,588	5,947	5,806	5,789	5,621
Commercial leases	3,188	2,873	2,708	2,572	2,579
Total commercial loans and leases	73,293	71,130	71,783	71,916	72,746
Residential mortgage loans	17,543	17,166	17,040	16,995	17,026
Home equity	4,188	4,074	3,969	3,883	3,916
Indirect secured consumer loans	16,313	15,942	15,442	15,306	14,965
Credit card	1,734	1,703	1,733	1,737	1,865
Solar energy installation loans	4,202	4,078	3,951	3,871	3,728
Other consumer loans	2,518	2,575	2,661	2,777	2,988
Total consumer loans	46,498	45,538	44,796	44,569	44,488
Portfolio loans and leases	119,791	116,668	116,579	116,485	117,234
Allowance for loan and lease losses	(2,352)	(2,305)	(2,288)	(2,318)	(2,322)
Portfolio loans and leases, net	117,439	114,363	114,291	114,167	114,912
Bank premises and equipment	2,475	2,425	2,389	2,376	2,349
Operating lease equipment	319	357	392	427	459
Goodwill	4,918	4,918	4,918	4,918	4,919
Intangible assets	90	98	107	115	125
Servicing rights	1,704	1,656	1,731	1,756	1,737
Other assets	12,857	11,587	12,938	12,930	12,538
Total Assets	$212,927	$214,318	$213,262	$214,506	$214,574

Liabilities
Deposits:
Demand	$41,038	$41,393	$40,617	$41,849	$43,146
Interest checking	59,159	58,572	57,390	58,809	57,257
Savings	17,147	16,990	17,419	18,229	18,215
Money market	36,605	37,482	36,259	35,025	34,374
Foreign office	147	155	119	129	162
CDs $250,000 or less	10,798	10,480	10,882	10,337	10,552
CDs over $250,000	2,358	3,268	4,082	5,209	5,206
Total deposits	167,252	168,340	166,768	169,587	168,912
Federal funds purchased	204	169	194	247	193
Other short-term borrowings	4,450	1,424	3,370	2,866	2,861
Accrued taxes, interest and expenses	2,137	2,034	2,040	1,965	2,195
Other liabilities	4,902	4,471	5,371	5,379	4,861
Long-term debt	14,337	17,096	16,293	15,444	16,380
Total Liabilities	193,282	193,534	194,036	195,488	195,402
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,804	3,784	3,764	3,742	3,757
Retained earnings	24,150	23,820	23,542	23,224	22,997
Accumulated other comprehensive loss	(4,636)	(3,446)	(4,901)	(4,888)	(4,487)
Treasury stock	(7,840)	(7,541)	(7,346)	(7,227)	(7,262)
Total Equity	19,645	20,784	19,226	19,018	19,172
Total Liabilities and Equity	$212,927	$214,318	$213,262	$214,506	$214,574
(a) Amortized cost	$43,878	$43,754	$43,596	$43,400	$55,789
(b) Market values	10,965	11,554	11,187	11,341	2
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	669,854	676,269	680,789	683,812	681,125
Treasury	254,039	247,624	243,103	240,080	242,768

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	December	December	December	December
	2024	2023	2024	2023
Total Equity, Beginning	$20,784	$16,544	$19,172	$17,327
Impact of cumulative effect of change in accounting principle	—	—	(10)	37
Net income	620	530	2,314	2,349
Other comprehensive income (loss), net of tax:
Change in unrealized losses:
Available-for-sale debt securities	(747)	1,746	29	495
Qualifying cash flow hedges	(468)	605	(282)	126
Amortization of unrealized losses on securities transferred to held-to-maturity	25	—	101	—
Change in accumulated other comprehensive income related to employee benefit plans	—	1	1	2
Other	—	—	2	—
Comprehensive income (loss)	(570)	2,882	2,165	2,972
Cash dividends declared:
Common stock	(252)	(242)	(992)	(941)
Preferred stock	(38)	(38)	(159)	(137)
Impact of stock transactions under stock compensation plans, net	24	26	99	115
Shares acquired for treasury	(303)	—	(630)	(201)
Total Equity, Ending	$19,645	$19,172	$19,645	$19,172

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	For the Three Months Ended
$ in millions	December		September		December
(unaudited)	2024		2024		2023
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$51,575	6.65%	$51,630	7.15%	$54,688	7.10%
Commercial mortgage loans(a)	11,822	5.76%	11,488	6.26%	11,338	6.26%
Commercial construction loans(a)	5,711	6.58%	5,982	7.14%	5,744	6.96%
Commercial leases(a)	2,902	4.62%	2,686	4.53%	2,535	3.76%
Total commercial loans and leases	72,010	6.42%	71,786	6.91%	74,305	6.85%
Residential mortgage loans	17,906	3.80%	17,604	3.71%	17,508	3.51%
Home equity	4,125	7.95%	4,018	8.40%	3,905	8.28%
Indirect secured consumer loans	16,100	5.53%	15,680	5.42%	15,129	4.69%
Credit card	1,668	14.24%	1,708	14.00%	1,829	13.81%
Solar energy installation loans	4,137	7.91%	3,990	8.12%	3,630	7.00%
Other consumer loans	2,546	9.28%	2,629	9.37%	3,003	8.99%
Total consumer loans	46,482	5.81%	45,629	5.81%	45,004	5.38%
Total loans and leases	118,492	6.18%	117,415	6.48%	119,309	6.30%
Securities:
Taxable securities	55,319	3.27%	55,329	3.25%	55,884	3.13%
Tax exempt securities(a)	1,383	3.18%	1,378	3.30%	1,467	3.29%
Other short-term investments	18,319	4.94%	21,714	5.47%	21,506	5.68%
Total interest-earning assets	193,513	5.21%	195,836	5.43%	198,166	5.31%
Cash and due from banks	2,664		2,664		2,759
Other assets	17,838		17,626		15,471
Allowance for loan and lease losses	(2,306)		(2,288)		(2,339)
Total Assets	$211,709		$213,838		$214,057

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$59,277	2.98%	$58,441	3.38%	$57,114	3.41%
Savings deposits	17,257	0.64%	17,272	0.71%	18,252	0.63%
Money market deposits	37,279	2.65%	37,257	3.06%	34,292	2.85%
Foreign office deposits	164	1.74%	164	1.97%	178	2.32%
CDs $250,000 or less	10,592	3.95%	10,543	4.07%	10,556	4.14%
Total interest-bearing core deposits	124,569	2.64%	123,677	2.97%	120,392	2.89%
CDs over $250,000	2,531	4.83%	3,499	5.08%	5,659	5.21%
Total interest-bearing deposits	127,100	2.68%	127,176	3.03%	126,051	3.00%
Federal funds purchased	223	4.73%	176	5.34%	191	5.38%
Securities sold under repurchase agreements	313	1.15%	396	2.36%	350	1.47%
FHLB advances	1,567	4.87%	2,576	5.59%	3,293	5.66%
Derivative collateral and other secured borrowings	76	7.68%	52	14.76%	34	9.77%
Long-term debt	15,492	5.40%	16,716	5.65%	16,588	5.47%
Total interest-bearing liabilities	144,771	3.00%	147,092	3.38%	146,507	3.34%
Demand deposits	40,137		40,020		43,396
Other liabilities	6,908		6,475		6,953
Total Liabilities	191,816		193,587		196,856
Total Equity	19,893		20,251		17,201
Total Liabilities and Equity	$211,709		$213,838		$214,057
Ratios:
Net interest margin (FTE)(b)		2.97%		2.90%		2.85%
Net interest rate spread (FTE)(b)		2.21%		2.05%		1.97%
Interest-bearing liabilities to interest-earning assets		74.81%		75.11%		73.93%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheets and Yield/Rate Analysis	Year to Date
$ in millions	December		December
(unaudited)	2024		2023
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$52,210	7.00%	$57,005	6.82%
Commercial mortgage loans(a)	11,501	6.14%	11,262	5.97%
Commercial construction loans(a)	5,835	7.02%	5,582	6.80%
Commercial leases(a)	2,677	4.44%	2,629	3.63%
Total commercial loans and leases	72,223	6.77%	76,478	6.58%
Residential mortgage loans	17,537	3.68%	18,002	3.45%
Home equity	4,002	8.25%	3,936	7.58%
Indirect secured consumer loans	15,583	5.27%	15,944	4.31%
Credit card	1,719	13.70%	1,800	14.00%
Solar energy installation loans	3,960	8.04%	2,958	6.09%
Other consumer loans	2,700	9.19%	3,164	8.74%
Total consumer loans	45,501	5.71%	45,804	5.05%
Total loans and leases	117,724	6.36%	122,282	6.01%
Securities:
Taxable securities	55,227	3.26%	56,066	3.09%
Tax exempt securities(a)	1,392	3.25%	1,461	3.20%
Other short-term investments	20,457	5.43%	11,934	5.50%
Total interest-earning assets	194,800	5.36%	191,743	5.10%
Cash and due from banks	2,677		2,772
Other assets	17,637		16,169
Allowance for loan and lease losses	(2,308)		(2,258)
Total Assets	$212,806		$208,426

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$58,599	3.28%	$52,378	2.96%
Savings deposits	17,594	0.68%	20,872	0.71%
Money market deposits	36,165	2.90%	30,943	2.15%
Foreign office deposits	158	2.05%	158	1.82%
CDs $250,000 or less	10,537	4.10%	8,298	3.71%
Total interest-bearing core deposits	123,053	2.87%	112,649	2.38%
CDs over $250,000	4,069	5.11%	5,332	4.74%
Total interest-bearing deposits	127,122	2.94%	117,981	2.48%
Federal funds purchased	207	5.21%	307	4.96%
Securities sold under repurchase agreements	362	1.86%	348	1.22%
FHLB advances	2,602	5.56%	4,596	5.11%
Derivative collateral and other secured borrowings	60	8.92%	100	8.24%
Long-term debt	15,835	5.63%	14,260	5.20%
Total interest-bearing liabilities	146,188	3.28%	137,592	2.86%
Demand deposits	40,314		46,195
Other liabilities	6,906		6,935
Total Liabilities	193,408		190,722
Total Equity	19,398		17,704
Total Liabilities and Equity	$212,806		$208,426
Ratios:
Net interest margin (FTE)(b)		2.90%		3.05%
Net interest rate spread (FTE)(b)		2.08%		2.24%
Interest-bearing liabilities to interest-earning assets		75.05%		71.76%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$51,567	$51,615	$52,357	$53,183	$54,633
Commercial mortgage loans	11,792	11,488	11,352	11,339	11,338
Commercial construction loans	5,702	5,981	5,917	5,732	5,727
Commercial leases	2,902	2,685	2,575	2,542	2,535
Total commercial loans and leases	71,963	71,769	72,201	72,796	74,233
Consumer loans:
Residential mortgage loans	17,322	17,031	17,004	16,977	17,129
Home equity	4,125	4,018	3,929	3,933	3,905
Indirect secured consumer loans	16,100	15,680	15,373	15,172	15,129
Credit card	1,668	1,708	1,728	1,773	1,829
Solar energy installation loans	4,137	3,990	3,916	3,794	3,630
Other consumer loans	2,545	2,630	2,740	2,889	3,003
Total consumer loans	45,897	45,057	44,690	44,538	44,625
Total average portfolio loans and leases	$117,860	$116,826	$116,891	$117,334	$118,858

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$48	$16	$33	$74	$72
Consumer loans held for sale	584	573	359	291	379
Average loans and leases held for sale	$632	$589	$392	$365	$451

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$52,271	$50,916	$51,840	$52,209	$53,270
Commercial mortgage loans	12,246	11,394	11,429	11,346	11,276
Commercial construction loans	5,588	5,947	5,806	5,789	5,621
Commercial leases	3,188	2,873	2,708	2,572	2,579
Total commercial loans and leases	73,293	71,130	71,783	71,916	72,746
Consumer loans:
Residential mortgage loans	17,543	17,166	17,040	16,995	17,026
Home equity	4,188	4,074	3,969	3,883	3,916
Indirect secured consumer loans	16,313	15,942	15,442	15,306	14,965
Credit card	1,734	1,703	1,733	1,737	1,865
Solar energy installation loans	4,202	4,078	3,951	3,871	3,728
Other consumer loans	2,518	2,575	2,661	2,777	2,988
Total consumer loans	46,498	45,538	44,796	44,569	44,488
Total portfolio loans and leases	$119,791	$116,668	$116,579	$116,485	$117,234

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$66	$100	$25	$32	$44
Consumer loans held for sale	574	512	512	307	334
Loans and leases held for sale	$640	$612	$537	$339	$378

Operating lease equipment	$319	$357	$392	$427	$459

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,071	$1,178	$1,201	$1,197	$1,231
Commercial mortgage loans	579	515	616	632	655
Commercial construction loans	348	342	309	293	283
Commercial leases	725	773	730	703	703
Residential mortgage loans	94,225	95,808	97,280	99,596	100,842
Solar energy installation loans	593	610	625	641	658
Other consumer loans	119	126	133	139	146
Total loans and leases serviced for others	97,660	99,352	100,894	103,201	104,518
Total loans and leases owned or serviced	$218,410	$216,989	$218,402	$220,452	$222,589
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	December	September	June	March	December
	2024(a)	2024	2024	2024	2023
Regulatory Capital(b)
CET1 capital	$17,328	$17,272	$17,160	$16,931	$16,800
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	19,444	19,388	19,276	19,047	18,916
Tier 2 capital	3,299	3,303	3,275	3,288	3,484
Total regulatory capital	$22,743	$22,691	$22,551	$22,335	$22,400
Risk-weighted assets	$164,824	$160,604	$161,636	$161,769	$163,223

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	9.40%	9.47%	8.80%	8.78%	8.04%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.51%	10.75%	10.62%	10.47%	10.29%
Tier 1 risk-based capital	11.80%	12.07%	11.93%	11.77%	11.59%
Total risk-based capital	13.80%	14.13%	13.95%	13.81%	13.72%
Leverage	9.22%	9.11%	9.07%	8.94%	8.73%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.79%	12.99%	12.81%	12.65%	12.42%
Total risk-based capital	14.12%	14.32%	14.14%	13.99%	13.85%
Leverage	10.01%	9.82%	9.76%	9.61%	9.38%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Average portfolio loans and leases:
Commercial and industrial loans	$51,567	$51,615	$52,357	$53,183	$54,633
Commercial mortgage loans	11,792	11,488	11,352	11,339	11,338
Commercial construction loans	5,702	5,981	5,917	5,732	5,727
Commercial leases	2,902	2,685	2,575	2,542	2,535
Total commercial loans and leases	71,963	71,769	72,201	72,796	74,233
Residential mortgage loans	17,322	17,031	17,004	16,977	17,129
Home equity	4,125	4,018	3,929	3,933	3,905
Indirect secured consumer loans	16,100	15,680	15,373	15,172	15,129
Credit card	1,668	1,708	1,728	1,773	1,829
Solar energy installation loans	4,137	3,990	3,916	3,794	3,630
Other consumer loans	2,545	2,630	2,740	2,889	3,003
Total consumer loans	45,897	45,057	44,690	44,538	44,625
Total average portfolio loans and leases	$117,860	$116,826	$116,891	$117,334	$118,858

Losses charged-off:
Commercial and industrial loans	($61)	($80)	($83)	($40)	($30)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	(2)	—	—	—	—
Total commercial loans and leases	(63)	(80)	(83)	(40)	(30)
Residential mortgage loans	(1)	—	(1)	—	(1)
Home equity	(2)	(1)	(1)	(2)	(2)
Indirect secured consumer loans	(39)	(35)	(31)	(35)	(35)
Credit card	(21)	(21)	(22)	(23)	(22)
Solar energy installation loans	(20)	(16)	(14)	(14)	(11)
Other consumer loans	(29)	(30)	(30)	(32)	(32)
Total consumer loans	(112)	(103)	(99)	(106)	(103)
Total losses charged-off	($175)	($183)	($182)	($146)	($133)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$6	$8	$3	$5	$2
Commercial mortgage loans	—	—	—	—	3
Commercial construction loans	—	—	—	—	—
Commercial leases	—	—	—	—	—
Total commercial loans and leases	6	8	3	5	5
Residential mortgage loans	1	1	1	—	1
Home equity	2	1	2	2	2
Indirect secured consumer loans	12	13	14	11	10
Credit card	4	5	5	5	4
Solar energy installation loans	3	2	2	2	1
Other consumer loans	11	11	11	11	14
Total consumer loans	33	33	35	31	32
Total recoveries of losses previously charged-off	$39	$41	$38	$36	$37

Net losses charged-off:
Commercial and industrial loans	($55)	($72)	($80)	($35)	($28)
Commercial mortgage loans	—	—	—	—	3
Commercial construction loans	—	—	—	—	—
Commercial leases	(2)	—	—	—	—
Total commercial loans and leases	(57)	(72)	(80)	(35)	(25)
Residential mortgage loans	—	1	—	—	—
Home equity	—	—	1	—	—
Indirect secured consumer loans	(27)	(22)	(17)	(24)	(25)
Credit card	(17)	(16)	(17)	(18)	(18)
Solar energy installation loans	(17)	(14)	(12)	(12)	(10)
Other consumer loans	(18)	(19)	(19)	(21)	(18)
Total consumer loans	(79)	(70)	(64)	(75)	(71)
Total net losses charged-off	($136)	($142)	($144)	($110)	($96)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.42%	0.55%	0.61%	0.27%	0.20%
Commercial mortgage loans	0.01%	—	0.01%	—	(0.10%)
Commercial construction loans	—	—	—	—	—
Commercial leases	0.32%	(0.01%)	(0.01%)	(0.04%)	0.01%
Total commercial loans and leases	0.32%	0.40%	0.45%	0.19%	0.13%
Residential mortgage loans	(0.01%)	(0.02%)	(0.01%)	(0.01%)	(0.01%)
Home equity	(0.01%)	(0.02%)	(0.05%)	0.03%	0.05%
Indirect secured consumer loans	0.66%	0.54%	0.46%	0.64%	0.64%
Credit card	4.00%	3.74%	3.98%	4.19%	3.90%
Solar energy installation loans	1.64%	1.44%	1.25%	1.31%	1.09%
Other consumer loans	2.84%	3.00%	2.61%	2.71%	2.60%
Total consumer loans	0.68%	0.62%	0.57%	0.67%	0.64%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.48%	0.49%	0.38%	0.32%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2024	2024	2024	2024	2023
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,305	$2,288	$2,318	$2,322	$2,340
Total net losses charged-off	(136)	(142)	(144)	(110)	(96)
Provision for loan and lease losses	183	159	114	106	78
Allowance for loan and lease losses, ending	$2,352	$2,305	$2,288	$2,318	$2,322

Reserve for unfunded commitments, beginning	$138	$137	$154	$166	$189
(Benefit from) provision for the reserve for unfunded commitments	(4)	1	(17)	(12)	(23)
Reserve for unfunded commitments, ending	$134	$138	$137	$154	$166

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,352	$2,305	$2,288	$2,318	$2,322
Reserve for unfunded commitments	134	138	137	154	166
Total allowance for credit losses	$2,486	$2,443	$2,425	$2,472	$2,488

	As of
	December	September	June	March	December
	2024	2024	2024	2024	2023
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$374	$255	$234	$332	$304
Commercial mortgage loans	79	78	38	39	20
Commercial construction loans	1	1	1	1	1
Commercial leases	2	—	1	—	1
Residential mortgage loans	137	131	129	137	124
Home equity	70	67	61	60	57
Indirect secured consumer loans	55	50	36	32	36
Credit card	32	31	31	32	34
Solar energy installation loans	64	64	66	65	60
Other consumer loans	9	9	9	10	12
Total nonaccrual portfolio loans and leases	823	686	606	708	649
Repossessed property	9	11	9	8	10
OREO	21	28	28	27	29
Total nonperforming portfolio loans and leases and OREO	853	725	643	743	688
Nonaccrual loans held for sale	7	8	4	5	1
Total nonperforming assets	$860	$733	$647	$748	$689

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$5	$10	$3	$9	$8
Commercial mortgage loans	—	3	1	—	—
Commercial leases	1	1	4	2	—
Total commercial loans and leases	6	14	8	11	8
Residential mortgage loans(c)	6	8	8	5	7
Credit card	20	18	17	19	21
Total consumer loans	26	26	25	24	28
Total loans and leases 90 days past due (accrual)(b)	$32	$40	$33	$35	$36
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.46%	0.48%	0.49%	0.38%	0.32%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.08%	2.09%	2.08%	2.12%	2.12%
As a percent of nonperforming portfolio loans and leases(a)	302%	356%	400%	349%	383%
As a percent of nonperforming portfolio assets(a)	291%	337%	377%	333%	362%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.69%	0.59%	0.52%	0.61%	0.55%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.71%	0.62%	0.55%	0.64%	0.59%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.71%	0.62%	0.55%	0.64%	0.59%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	December	September	June	March	December
		2024	2024	2024	2024	2023
	Net interest income	$1,437	$1,421	$1,387	$1,384	$1,416
	Add: Taxable equivalent adjustment	6	6	6	6	7
	Net interest income (FTE) (a)	1,443	1,427	1,393	1,390	1,423

	Net interest income (annualized) (b)	5,717	5,653	5,578	5,566	5,618
	Net interest income (FTE) (annualized) (c)	5,741	5,677	5,603	5,591	5,646

	Interest income	2,528	2,669	2,620	2,608	2,648
	Add: Taxable equivalent adjustment	6	6	6	6	7
	Interest income (FTE)	2,534	2,675	2,626	2,614	2,655
	Interest income (FTE) (annualized) (d)	10,081	10,642	10,562	10,513	10,533

	Interest expense (annualized) (e)	4,340	4,965	4,959	4,923	4,888
	Average interest-earning assets (f)	193,513	195,836	194,499	195,349	198,166
	Average interest-bearing liabilities (g)	144,771	147,092	146,361	146,533	146,507

	Net interest margin (b) / (f)	2.95%	2.89%	2.87%	2.85%	2.83%
	Net interest margin (FTE) (c) / (f)	2.97%	2.90%	2.88%	2.86%	2.85%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	2.21%	2.05%	2.04%	2.02%	1.97%

	Income before income taxes	$764	$728	$764	$658	$650
	Add: Taxable equivalent adjustment	6	6	6	6	7
	Income before income taxes (FTE)	770	734	770	664	657

	Net income available to common shareholders	582	532	561	480	492
	Add: Intangible amortization, net of tax	7	7	7	8	8
	Tangible net income available to common shareholders (h)	589	539	568	488	500
	Tangible net income available to common shareholders (annualized) (i)	2,343	2,144	2,284	1,963	1,984

	Average Bancorp shareholders’ equity	19,893	20,251	18,707	18,727	17,201
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,919)
	Average intangible assets	(94)	(103)	(111)	(121)	(130)
	Average tangible common equity, including AOCI (j)	12,765	13,114	11,562	11,572	10,036
Less:	Average AOCI	4,292	3,914	5,278	4,938	6,244
	Average tangible common equity, excluding AOCI (k)	17,057	17,028	16,840	16,510	16,280

	Total Bancorp shareholders’ equity	19,645	20,784	19,226	19,018	19,172
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,919)
	Intangible assets	(90)	(98)	(107)	(115)	(125)
	Tangible common equity, including AOCI (l)	12,521	13,652	12,085	11,869	12,012
Less:	AOCI	4,636	3,446	4,901	4,888	4,487
	Tangible common equity, excluding AOCI (m)	17,157	17,098	16,986	16,757	16,499
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	19,273	19,214	19,102	18,873	18,615

	Total assets	212,927	214,318	213,262	214,506	214,574
Less:	Goodwill	(4,918)	(4,918)	(4,918)	(4,918)	(4,919)
	Intangible assets	(90)	(98)	(107)	(115)	(125)
	Tangible assets, including AOCI (o)	207,919	209,302	208,237	209,473	209,530
Less:	AOCI, before tax	5,868	4,362	6,204	6,187	5,680
	Tangible assets, excluding AOCI (p)	$213,787	$213,664	$214,441	$215,660	$215,210

	Common shares outstanding (q)	670	676	681	684	681

	Tangible equity (n) / (p)	9.02%	8.99%	8.91%	8.75%	8.65%
	Tangible common equity (excluding AOCI) (m) / (p)	8.03%	8.00%	7.92%	7.77%	7.67%
	Tangible common equity (including AOCI) (l) / (o)	6.02%	6.52%	5.80%	5.67%	5.73%
	Tangible book value per share (including AOCI) (l) / (q)	$18.69	$20.20	$17.75	$17.35	$17.64
	Tangible book value per share (excluding AOCI) (m) / (q)	$25.61	$25.29	$24.94	$24.50	$24.23

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	December	September	December
	2024	2024	2023
Net income (r)	$620	$573	$530
Net income (annualized) (s)	2,467	2,280	2,103

Adjustments (pre-tax items)
Valuation of Visa total return swap	51	47	22
Fifth Third Foundation contribution	15	—	15
Mastercard litigation	4	10	—
FDIC special assessment	(11)	—	224
Restructuring severance expense	—	9	5
Adjustments, after-tax (t)(a) (b)	45	51	205

Adjustments (tax related items)
Benefit related to the resolution of certain state income tax matters	(15)	—	(17)
Adjustments (tax related items) (u)	(15)	—	(17)

Noninterest income (v)	732	711	744
Valuation of Visa total return swap	51	47	22
Adjusted noninterest income (w)	783	758	766

Noninterest expense (x)	1,226	1,244	1,455
Fifth Third Foundation contribution	(15)	—	(15)
Mastercard litigation	(4)	(10)	—
FDIC special assessment	11	—	(224)
Restructuring severance expense	—	(9)	(5)
Adjusted noninterest expense (y)	1,218	1,225	1,211

Adjusted net income (r) + (t) + (u)	650	624	718
Adjusted net income (annualized) (z)	2,586	2,482	2,849

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	619	590	688
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,463	2,347	2,730

Average assets (ab)	$211,709	$213,838	$214,057

Return on average tangible common equity (i) / (j)	18.4%	16.3%	19.8%
Return on average tangible common equity excluding AOCI (i) / (k)	13.7%	12.6%	12.2%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	19.3%	17.9%	27.2%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	14.4%	13.8%	16.8%

Return on average assets (s) / (ab)	1.17%	1.06%	0.98%
Adjusted return on average assets (z) / (ab)	1.22%	1.16%	1.33%
Efficiency ratio (FTE) (x) / [(a) + (v)]	56.4%	58.2%	67.2%
Adjusted efficiency ratio (y) / [(a) + (w)]	54.7%	56.1%	55.3%
Total revenue (FTE) (a) + (v)	$2,175	$2,138	$2,167
Adjusted total revenue (FTE) (a) + (w)	$2,226	$2,185	$2,189
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$949	$894	$712
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$1,008	$960	$978
Totals may not foot due to rounding.
(a) Assumes a 23% tax rate.
(b) A portion of the adjustments related to legal settlements and remediations are not tax-deductible.

Fifth Third Bancorp and Subsidiaries
Segment Presentation(b)
$ in millions
(unaudited)

For the three months ended December 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$623	$959	$48	$(187)	$1,443
Provision for credit losses	(21)	(89)	—	(69)	(179)
Net interest income after provision for credit losses	602	870	48	(256)	1,264
Noninterest income	375	276	103	(22)	732
Noninterest expense	(464)	(605)	(94)	(63)	(1,226)
Income (loss) before income taxes	513	541	57	(341)	770
Applicable income tax (expense) benefit(a)	(91)	(113)	(12)	66	(150)
Net income (loss)	$422	$428	$45	$(275)	$620

For the three months ended September 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$673	$1,031	$50	$(327)	$1,427
Provision for credit losses	(76)	(78)	—	(6)	(160)
Net interest income after provision for credit losses	597	953	50	(333)	1,267
Noninterest income	357	280	99	(25)	711
Noninterest expense	(470)	(604)	(95)	(75)	(1,244)
Income (loss) before income taxes	484	629	54	(433)	734
Applicable income tax (expense) benefit(a)	(91)	(132)	(12)	74	(161)
Net income (loss)	$393	$497	$42	$(359)	$573

For the three months ended June 30, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$660	$1,055	$54	$(376)	$1,393
(Provision for) benefit from credit losses	(137)	(70)	—	110	(97)
Net interest income after (provision for) benefit from credit losses	523	985	54	(266)	1,296
Noninterest income	323	272	98	2	695
Noninterest expense	(457)	(626)	(93)	(45)	(1,221)
Income (loss) before income taxes	389	631	59	(309)	770
Applicable income tax (expense) benefit(a)	(69)	(132)	(12)	44	(169)
Net income (loss)	$320	$499	$47	$(265)	$601

For the three months ended March 31, 2024	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$690	$1,125	$59	$(484)	$1,390
(Provision for) benefit from credit losses	(71)	(84)	—	61	(94)
Net interest income after (provision for) benefit from credit losses	619	1,041	59	(423)	1,296
Noninterest income	326	266	102	16	710
Noninterest expense	(501)	(639)	(103)	(99)	(1,342)
Income (loss) before income taxes	444	668	58	(506)	664
Applicable income tax (expense) benefit(a)	(75)	(141)	(12)	84	(144)
Net income (loss)	$369	$527	$46	$(422)	$520

For the three months ended December 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	General Corporate and Other	Total

Net interest income (FTE)(a)	$812	$1,190	$66	$(645)	$1,423
(Provision for) benefit from credit losses	25	(81)	—	1	(55)
Net interest income after (provision for) benefit from credit losses	837	1,109	66	(644)	1,368
Noninterest income	332	284	91	37	744
Noninterest expense	(488)	(614)	(90)	(263)	(1,455)
Income (loss) before income taxes	681	779	67	(870)	657
Applicable income tax (expense) benefit(a)	(129)	(164)	(15)	181	(127)
Net income (loss)	$552	$615	$52	$(689)	$530
(a) Includes taxable equivalent adjustments of $6 million for the three months ended December 31, 2024, September 30, 2024, June 30, 2024 and March 31, 2024 and $7 million for the three months ended December 31, 2023.

(b) During the first quarter of 2024, the Bancorp eliminated certain revenue sharing agreements between Wealth and Asset Management and Consumer and Small Business Banking. Prior period results have been adjusted to reflect current presentation.